EXHIBIT 99.1

Inuvo to Announce Second Quarter Financial Results
and Host Conference Call on August 10, 2011

CLEARWATER, FL August 4, 2011--Inuvo® (NYSE Amex: INUV) announced today that it will release its 2011 second quarter financial results after the close of trading on Wednesday, August 10, 2011.  Richard K. Howe, Chief Executive Officer, and Wally Ruiz, Chief Financial Officer, will host a conference call the same day at 4:30 p.m. Eastern Time to review these results.

Participants can access the call by dialing 888-669-0684 (domestic) or 201-604-0469 (international). In addition, the call will be webcast on the Investor Relations section of the Company's website at www.inuvo.com where it will also be archived for 45 days. A telephone replay will be available through Wednesday, August 24, 2011.

To access the replay, please dial 888-632-8973 (domestic) or 201-499-0429 (international).  At the system prompt, enter the code 20584409 followed by the # sign. Playback will automatically begin.

About Inuvo, Inc.

Inuvo®, Inc. (NYSE Amex: INUV), is an online marketing services company specialized in driving clicks, leads and sales through targeting that utilizes unique data and sophisticated analytics.  To find out more about how you can work with Inuvo, please visit http://www.inuvo.com.

Comparable companies include: ValueClick, Inc. (VCLK), Marchex, Inc. (MCHX), InterCLICK, Inc. (ICLK), LookSmart, Ltd. (LOOK), and Local.com Corp. (LOCM).

Contact

Inuvo, Inc.
Wally Ruiz, Chief Financial Officer
727-324-0176
wallace.ruiz@inuvo.com

Investor Relations
Alliance Advisors, LLC.
Thomas Walsh
212-398-3486
twalsh@allianceadvisors.net